                     MASTER INTERGROUP SUB-ADVISORY CONTRACT
                                FOR MUTUAL FUNDS

     This contract is made as of May 1, 2008, by and among Invesco Aim Advisors, Inc. (the "Advisor") and each of AIM Funds Management Inc., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Global Asset Management (N.A.), Inc., Invesco Hong Kong Limited, Invesco Institutional (N.A.), Inc., and Invesco Senior Secured Management, Inc. (each a "Sub-Advisor" and, collectively, the "Sub-Advisors").

     WHEREAS:


     A) The Advisor has entered into an investment advisory agreement with AIM Investment Funds (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), with respect to the funds set forth in Exhibit A attached hereto (each a "Fund");


     B) The Advisor is authorized to delegate certain, any or all of its rights, duties and obligations under investment advisory agreements to sub-advisors, including sub-advisors that are affiliated with the Advisor;

     C) Each Sub-Advisor represents that it is registered with the U.S. Securities and Exchange Commission ("SEC") as an investment advisor under the Investment Advisors Act of 1940 ("Advisors Act") as an investment advisor, or will be so registered prior to providing any services to any of the Funds under this Contract, and engages in the business of acting as an investment advisor; and

     D) The Sub-Advisors and their affiliates have personnel in various locations throughout the world and have been formed in part for the purpose of researching and compiling information and recommendations on the economies of various countries and securities of issuers located in such countries or on various types of investments and investment techniques, and providing investment advisory services in connection therewith.

     NOW THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. The Advisor hereby appoints each Sub-Advisor as a sub-advisor of each Fund for the period and on the terms set forth herein. Each Sub-Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Duties as Sub-Advisor. Subject to paragraph 7 below, the Advisor may, in its discretion, appoint each Sub-Advisor to perform one or more of the following services with respect to all or a portion of the investments of each Fund. The services and the portion of the investments of each Fund to be advised or managed by each Sub-Advisor shall be as agreed upon from time to time by the Advisor and the Sub-Advisors. Each Sub-Advisor shall pay the salaries and fees of all personnel of such Sub-Advisor performing services for the Funds related to research, statistical and investment activities.

     (a) Investment Advice. If and to the extent requested by the Advisor, each Sub-Advisor shall provide investment advice to one or more of the Funds and the Advisor with respect to all or a portion of the investments of such Fund(s) or with respect to various investment techniques, and in connection with such advice shall furnish such Fund(s) and the Advisor with such factual information, research reports and investment recommendations as the Advisor may reasonably require.

     (b) Order Execution. If and to the extent requested by the Advisor, each Sub-Advisor shall place orders for the purchase and sale of portfolio securities or other investments for one or more of the Funds. In so doing, each Sub-Advisor agrees that it shall comply with paragraph 3 below.

     (c) Discretionary Investment Management. If and to the extent requested by the Advisor, each Sub-Advisor shall, subject to the supervision of the Trust's Board of Trustees (the "Board") and the Advisor, manage all or a portion of the investments of one or more of the Funds in accordance with the investment objectives, policies and limitations provided in the Trust's Registration Statement and such other limitations as the Trust or the Advisor may impose with respect to such Fund(s) by notice to the applicable Sub-Advisor(s) and otherwise in accordance with paragraph 5 below. With respect to the portion of the investments of a Fund under its management, each Sub-Advisor is authorized to:
(i) make investment decisions on behalf of the Fund with regard to any stock, bond, other security or investment instrument, including but not limited to foreign currencies, futures, options and other derivatives, and with regard to borrowing money; (ii) place orders for the purchase and sale of securities or other investment instruments with such brokers and dealers as the Sub-Advisor may select; and (iii) upon the request of the Advisor, provide additional investment management services to the Fund, including but not limited to managing the Fund's cash and cash equivalents and lending securities on behalf of the Fund. In selecting brokers or dealers to execute trades for the Funds, each Sub-Advisor will comply with its written policies and procedures regarding brokerage and trading, which policies and procedures shall have been approved by the Board. All discretionary investment management and any other activities of each Sub-Advisor shall at all times be subject to the control and direction of the Advisor and the Board.

3. Broker-Dealer Relationships. Each Sub-Advisor agrees that, in placing orders with brokers and dealers, it will attempt to obtain the best net result in terms of price and execution. Consistent with this obligation, each Sub-Advisor may, in its discretion, purchase and sell portfolio securities from and to brokers and dealers who sell shares of the Funds or provide the Funds, the Advisor's other clients, or a Sub-Advisor's other clients with research, analysis, advice and similar services. Each Sub-Advisor may pay to brokers and dealers, in return for such research and analysis, a higher commission or spread than may be charged by other brokers and dealers, subject to such Sub-Advisor determining in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of the Advisor and such Sub-Advisor to the Funds and their other clients and that the total commissions or spreads paid by each Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to a Sub-Advisor, or any affiliated person thereof, except in accordance with the applicable securities laws and the rules and regulations thereunder and any exemptive orders currently in effect. Whenever a Sub-Advisor simultaneously places orders to purchase or sell the same security on behalf of a Fund and one or more other accounts advised by such Sub-Advisor, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account.

4. Books and Records. Each Sub-Advisor will maintain all required books and records with respect to the securities transactions of the Funds, and will furnish the Board and the Advisor with such periodic and special reports as the Board or the Advisor reasonably may request. Each Sub-Advisor hereby agrees that all records which it maintains for the Advisor are the property of the Advisor, and agrees to preserve for the periods prescribed by applicable law any records which it maintains for the Advisor and which are required to be maintained, and further agrees to surrender promptly to the Advisor any records which it maintains for the Advisor upon request by the Advisor.

5. Further Duties.

     (a) In all matters relating to the performance of this Contract, each Sub-Advisor will act in conformity with the Agreement and Declaration of Trust, By-Laws and Registration Statement of the Trust and with the instructions and directions of the Advisor and the Board and will comply with the requirements of the 1940 Act, the rules, regulations, exemptive orders and no-action positions thereunder, and all other applicable laws and regulations.

     (b) Each Sub-Advisor shall maintain compliance procedures for the Funds that it and the Advisor reasonably believe are adequate to ensure compliance with the federal securities laws (as defined in Rule 38a-1 of the 1940 Act) and the investment objective(s) and policies as stated in the Funds' prospectuses and statements of additional information. Each Sub-Advisor at its expense will provide the Advisor or the Trust's Chief Compliance Officer with such compliance reports relating to its duties under this Contract as may be requested from time to time. Notwithstanding the foregoing, each Sub-Advisor will promptly report to the Advisor any material violations of the federal securities laws (as defined in Rule 38a-1 of the 1940 Act) that it is or should be aware of or of any material violation of the Sub-Advisor's compliance policies and procedures that pertain to the Funds.

     (c) Each Sub-Advisor at its expense will make available to the Board and the Advisor at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Advisor and the Sub-Advisor, by telephone, in order to review the investment policies, performance and other investment related information regarding the Funds and to consult with the Board and the Advisor regarding the Funds' investment affairs, including economic, statistical and investment matters related to the Sub-Advisor's duties hereunder, and will provide periodic reports to the Advisor relating to the investment strategies it employs. Each Sub-Advisor and its personnel shall also cooperate fully with counsel and auditors for, and the Chief Compliance Officer of, the Advisor and the Trust.

     (d) Each Sub-Advisor will assist in the fair valuation of portfolio securities held by the Funds. The Sub-Advisor will use its reasonable efforts to provide, based upon its own expertise, and to arrange with parties independent of the Sub-Advisor such as broker-dealers for the provision of, valuation information or prices for securities for which prices are deemed by the Advisor or the Trust's administrator not to be readily available in the ordinary course of business from an automated pricing service. In addition, each Sub-Advisor will assist the Funds and their agents in determining whether prices obtained for valuation purposes accurately reflect market price information relating to the assets of the Funds at such times as the Advisor shall reasonably request, including but not limited to, the hours after the close of a securities market and prior to the daily determination of a Fund's net asset value per share.

     (e) Each Sub-Advisor represents and warrants that it has adopted a code of ethics meeting the requirements of Rule 17j-1 under the 1940 Act and the requirements of Rule 204A-1 under the Advisors Act and has provided the Advisor and the Board a copy of such code of ethics, together with evidence of its adoption, and will promptly provide copies of any changes thereto, together with evidence of their adoption. Upon request of the Advisor, but in any event no less frequently than annually, each Sub-Advisor will supply the Advisor a written report that (A) describes any issues arising under the code of ethics or procedures since the Sub-Advisor's last report, including but not limited to material violations of the code of ethics or procedures and sanctions imposed in response to the material violations; and (B) certifies that the procedures contained in the Sub-Advisor's code of ethics are reasonably designed to prevent "access persons" from violating the code of ethics.

     (f) Upon request of the Advisor, each Sub-Advisor will review draft reports to shareholders and other documents provided or available to it and provide comments on a timely basis. In addition, each Sub-Advisor and each officer and portfolio manager thereof designated by the Advisor will provide on a timely basis such certifications or sub-certifications as the Advisor may reasonably request in order to support and facilitate certifications required to be provided by the Trust's Principal Executive Officer and Principal Financial Officer and will adopt such disclosure controls and procedures in support of the disclosure controls and procedures adopted by the Trust as the Advisor, on behalf of the Trust, deems are reasonably necessary.

     (g) Unless otherwise directed by the Advisor or the Board, each Sub-Advisor will vote all proxies received in accordance with the Advisor's proxy voting policy or, if the Sub-Advisor has a proxy voting policy approved by the Board, the Sub-Advisor's proxy voting policy. Each Sub-Advisor shall maintain and shall forward to the Funds or their designated agent such proxy voting information as is necessary for the Funds to timely file proxy voting results in accordance with Rule 30b1-4 of the 1940 Act.

     (h) Each Sub-Advisor shall provide the Funds' custodian on each business day with information relating to all transactions concerning the assets of the Funds and shall provide the Advisor with such information upon request of the Advisor.

6. Services Not Exclusive. The services furnished by each Sub-Advisor hereunder are not to be deemed exclusive and such Sub-Advisor shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of a Sub-Advisor, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

7. Use of Subsidiaries and Affiliates. Each Sub-Advisor may perform any or all of the services contemplated hereunder, including but not limited to providing investment advice to the Funds pursuant to paragraph 2(a) above and placing orders for the purchase and sale of portfolio securities or other investments for the Funds pursuant to paragraph 2(b) above, directly or through such of its subsidiaries or other affiliates, including each of the other Sub-Advisors, as such Sub-Advisor shall determine; provided, however, that performance of such services through such subsidiaries or other affiliates shall have been approved, when required by the 1940 Act, by (i) a vote of a majority of the independent Trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of a party to this Contract, other than as Board members ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval, and/or (ii) a vote of a majority of that Fund's outstanding voting securities.

8. Compensation.

     (a) The only fees payable to the Sub-Advisors under this Contract are for providing discretionary investment management services pursuant to paragraph 2(c) above. For such services, the Advisor will pay each Sub-Advisor a fee, computed daily and paid monthly, equal to (i) 40% of the monthly compensation that the Advisor receives from the Trust pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the Sub-Advisor shall have provided discretionary investment management services pursuant to paragraph 2(c) above for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. This fee shall be reduced to reflect contractual or voluntary fee waivers or expense limitations by the Advisor, if any, in effect from time to time as set forth in paragraph 9 below. In no event shall the aggregate monthly fees paid to the Sub-Advisors under this Contract exceed 40% of the monthly compensation that the Advisor receives from the Trust pursuant to its advisory agreement with the Trust, as reduced to reflect contractual or voluntary fee waivers or expense limitations by the Advisor, if any.

     (b) If this Contract becomes effective or terminates before the end of any month, the fees for the period from the effective date to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

     (c) If a Sub-Advisor provides the services under paragraph 2(c) above to a Fund for a period that is less than a full month, the fees for such period shall be prorated according to the proportion which such period bears to the applicable full month.

9. Fee Waivers and Expense Limitations. If, for any fiscal year of a Fund, the amount of the advisory fee which such Fund would otherwise be obligated to pay to the Advisor is reduced because of contractual or voluntary fee waivers or expense limitations by the Advisor, the fee payable to each Sub-Advisor pursuant to paragraph 8 above shall be reduced proportionately; and to the extent that the Advisor reimburses the Fund as a result of such expense limitations, such Sub-Advisor shall reimburse the Advisor that proportion of such reimbursement payments which the fee payable to each Sub-Advisor pursuant to paragraph 8 above bears to the advisory fee under this Contract.

10. Limitation of Liability of Sub-Advisor and Indemnification. No Sub-Advisor shall be liable for any costs or liabilities arising from any error of judgment or mistake of law or any loss suffered by a Fund or the Trust in connection with the matters to which this Contract relates except a loss resulting from willful misfeasance, bad faith or gross negligence on the part of such Sub-Advisor in the performance by such

Sub-Advisor of its duties or from reckless disregard by such Sub-Advisor of its obligations and duties under this Contract. Any person, even though also an officer, partner, employee, or agent of a Sub-Advisor, who may be or become a Trustee, officer, employee or agent of the Trust, shall be deemed, when rendering services to a Fund or the Trust or acting with respect to any business of a Fund or the Trust, to be rendering such service to or acting solely for the Fund or the Trust and not as an officer, partner, employee, or agent or one under the control or direction of such Sub-Advisor even though paid by it.

11. Duration and Termination.

     (a) This Contract shall become effective with respect to each Sub-Advisor upon the later of the date hereabove written and the date that such Sub-Advisor is registered with the SEC as an investment advisor under the Advisors Act, if a Sub-Advisor is not so registered as of the date hereabove written; provided, however, that this Contract shall not take effect with respect to any Fund unless it has first been approved (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Fund's outstanding voting securities, when required by the 1940 Act.

     (b) Unless sooner terminated as provided herein, this Contract shall continue in force and effect until June 30, 2009. Thereafter, if not terminated, with respect to each Fund, this Contract shall continue automatically for successive periods not to exceed twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of that Fund.

     (c) Notwithstanding the foregoing, with respect to any Fund(s) or any Sub-Advisor(s), this Contract may be terminated at any time, without the payment of any penalty, (i) by vote of the Board or by a vote of a majority of the outstanding voting securities of such Fund(s) on sixty days' written notice to such Sub-Advisor(s); or (ii) by the Advisor on sixty days' written notice to such Sub-Advisor(s); or (iii) by a Sub-Advisor on sixty days' written notice to the Trust. Should this Contract be terminated with respect to a Sub-Advisor, the Advisor shall assume the duties and responsibilities of such Sub-Advisor unless and until the Advisor appoints another Sub-Advisor to perform such duties and responsibilities. Termination of this Contract with respect to one or more Fund(s) or Sub-Advisor(s) shall not affect the continued effectiveness of this Contract with respect to any remaining Fund(s) or Sub-Advisor(s). This Contract will automatically terminate in the event of its assignment.

12. Amendment. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and, when required by the 1940 Act, no amendment of this Contract shall be effective until approved by vote of a majority of the Fund's outstanding voting securities.

13. Notices. Any notices under this Contract shall be in writing, addressed and delivered, telecopied or mailed postage paid, to the other party entitled to receipt thereof at such address as such party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust and the Advisor shall be 11 Greenway Plaza, Suite 100, Houston, Texas 77046-1173. Until further notice to the other party, it is agreed that the address of each Sub-Advisor shall be set forth in Exhibit B attached hereto.

14. Governing Law. This Contract shall be construed in accordance with the laws of the State of Texas and the 1940 Act. To the extent that the applicable laws of the State of Texas conflict with the applicable provisions of the 1940 Act, the latter shall control.

15. Multiple Sub-Advisory Agreements. This Contract has been signed by multiple parties; namely the Advisor, on one hand, and each Sub-Advisor, on the other. The parties have signed one document for administrative convenience to avoid a multiplicity of documents. It is understood and agreed that this document shall constitute a separate sub-advisory agreement between the Advisor and each Sub-Advisor with respect to each Fund, as if the Advisor and such Sub-Advisor had executed a separate sub-advisory agreement naming such Sub-Advisor as a sub-Advisor to each Fund. With respect to any one Sub-Advisor, (i) references in this Contract to "a Sub-Advisor" or to "each Sub-Advisor" shall be deemed to refer only to such Sub-Advisor, and (ii) the term "this Contract" shall be construed according to the foregoing provisions.

16. Miscellaneous. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Any question of interpretation of any term or provision of this Contract having a counterpart in or otherwise derived from a term or provision of the 1940 Act or the Advisors Act shall be resolved by reference to such term or provision of the 1940 Act or the Advisors Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to said Acts. In addition, where the effect of a requirement of the 1940 Act or the Advisors Act reflected in any provision of the Contract is revised by rule, regulation or order of the SEC, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO AIM ADVISORS, INC.

Advisor


BY: /s/ John M. Zerr
    ---------------------------------
NAME: John M. Zerr
TITLE: Senior Vice President

                                        AIM FUNDS MANAGEMENT INC.

                                        Sub-Advisor


                                        BY: /s/ Julianna Ahn
                                            ------------------------------------
                                        NAME: Julianna Ahn
                                        TITLE: Assistant Secretary


                                        BY: /s/ Wayne J. Bolton
                                            ------------------------------------
                                        NAME: Wayne J. Bolton
                                        TITLE: Vice President, Compliance

                                        INVESCO ASSET MANAGEMENT DEUTSCHLAND
                                        GMBH

                                        Sub-Advisor


                                        By: /s/ Michael Ballhausen
                                            ------------------------------------
                                        Name: Michael Ballhausen
                                        Title: Director


                                        By: /s/ Berhnard Langer
                                            ------------------------------------
                                        Name: Berhnard Langer
                                        Title: Managing Director

                                        INVESCO ASSET MANAGEMENT LIMITED

                                        Sub-Advisor


                                        By: /s/ Graeme Proudfoot
                                            ------------------------------------
                                        Name: Graeme Proudfoot
                                        Title: Director

                                        INVESCO ASSET MANAGEMENT (JAPAN) LTD.

                                        Sub-Advisor


                                        By: /s/ Masakazu Hasegawa
                                            ------------------------------------
                                        Name: Masakazu Hasegawa
                                        Title: Managing Director

                                        INVESCO AUSTRALIA LIMITED

                                        Sub-Advisor


                                        By: /s/ Mark Yesberg
                                            ------------------------------------
                                        Name: Mark Yesberg
                                        Title: Head of Product & Marketing


                                        By: /s/ Ian Coltman
                                            ------------------------------------
                                        Name: Ian Coltman
                                        Title: Company Secretary

                                        INVESCO GLOBAL ASSET MANAGEMENT (N.A.),
                                        INC.

                                        Sub-Advisor


                                        By: /s/ Kirk F. Holland
                                            ------------------------------------
                                        Name: Kirk F. Holland
                                        Title: President and CEO

                                        INVESCO HONG KONG LIMITED

                                        Sub-Advisor


                                        By: /s/ Anna Tong
                                            ------------------------------------
                                        Name: Anna Tong
                                        Title: Director


                                        By: /s/ Gracie Liu
                                            ------------------------------------
                                        Name: Gracie Liu
                                        Title: Director

                                        INVESCO INSTITUTIONAL (N.A.), INC.

                                        Sub-Advisor


                                        By: /s/ Kirk F. Holland
                                            ------------------------------------
                                        Name: Kirk F. Holland
                                        Title: Vice President

                                        INVESCO SENIOR SECURED MANAGEMENT, INC.

                                        Sub-Advisor


                                        By: /s/ Greg Stoeckle
                                            ------------------------------------
                                        Name: Greg Stoeckle
                                        Title:
                                               ---------------------------------

                                    EXHIBIT A

                                      FUNDS


AIM China Fund
AIM Developing Markets Fund
AIM Global Health Care Fund
AIM International Total Return Fund
AIM Japan Fund
AIM LIBOR Alpha Fund
AIM Trimark Endeavor Fund
AIM Trimark Fund
AIM Trimark Small Companies Fund

                                    EXHIBIT B

                            ADDRESSES OF SUB-ADVISORS

AIM Funds Management Inc.
5140 Yonge Street, Suite 900
Toronto, Ontario
Canada M2N 6X7

Invesco Asset Management Deutschland GmbH
Bleichstrasse 60-62
Frankfurt, Germany 60313

Invesco Asset Management Limited
30 Finsbury Square
London, United Kingdom
EC2A 1AG
ENGLAND

Invesco Asset Management (Japan) Ltd.
25th Floor, Shiroyama Trust Tower
3-1, Toranoman 4-chome, Minato-Ku
Tokyo, Japan 105-6025

Invesco Australia Limited
333 Collins Street, Level 26
Melbourne Vic 3000, Australia

Invesco Global Asset Management (N.A.), Inc.
One Midtown Plaza
1360 Peachtree Street, N.E.
Atlanta, Georgia 30309
USA

Invesco Hong Kong Limited
32nd Floor
Three Pacific Place
1 Queen's Road East
Hong Kong

Invesco Institutional (N.A.), Inc.
One Midtown Plaza
1360 Peachtree Street, N.E.
Atlanta, Georgia 30309
USA

Invesco Senior Secured Management, Inc.
1166 Avenue of the Americas
New York, NY 10036
USA